EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form SB-2/A and in the Prospectus constituting part of this Registration Statement of our report dated March 2, 2004, except for Note 15, to which the date is March 15, 2004, on the financial statements of Payment Data Systems, Inc. included in the Prospectus.



/s/  Akin,  Doherty,  Klein  &  Feuge,  P.C.
Akin,  Doherty,  Klein  &  Feuge,  P.C.
San  Antonio,  Texas
August  11,  2004